Exhibit 24.1
DIRECTORS OF NATIONAL CITY CORPORATION
POWER OF ATTORNEY
REGISTRATION STATEMENT ON FORM S-3
     The undersigned directors of National City Corporation, a Delaware corporation (the “Corporation”) which anticipates filing an S-3 Registration Statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below and file under the Securities Act, such Registration Statement on Form S-3 pursuant to the resolutions of the Board of Directors of the Corporation, and any and all amendments and exhibits thereto, including pre-effective amendments and post-effective amendments (including any related registration statement which may be filed under Rule 462(b) of the Securities Act), and any and all applications or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.
     EXECUTED as of this 11th day of January, 2008.

Signature	Capacity

/s/ Jon E. Barfield Jon E. Barfield	Director

/s/ James S. Broadhurst James S. Broadhurst	Director

/s/ Christopher M. Connor Christopher M. Connor	Director

/s/ Bernadine P. Healy, M.D. Bernadine P. Healy, M.D.	Director

/s/ Jeffrey D. Kelly Jeffrey D. Kelly	Vice Chairman and Chief Financial Officer and Director (Principal Financial Officer)

/s/ Allen H. Koranda Allen H. Koranda	Director

/s/ Michael B. McCallister Michael B. McCallister	Director

/s/ Paul A. Ormond Paul A. Ormond	Director

/s/ Peter E. Raskind Peter E. Raskind	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ Gerald L. Shaheen Gerald L. Shaheen	Director

/s/ Jerry Sue Thornton, Ph.D. Jerry Sue Thornton, Ph.D.	Director

/s/ Morry Weiss Morry Weiss	Director